Exhibit 5.6

To:	Fossil Group, Inc. 901 S. Central Expressway Richardson, TX 75080 United States of America (the “Addressee”)	Atrium | Parnassusweg 737 NL-1077 DG Amsterdam P.O. Box 94700 NL-1090 GS Amsterdam
Bank account (Stichting Derdengelden)
Iban: NL31 RABO 0103 3545 49
Swift/bic: RABONL2U

Eduard Scheenstra
Advocaat
T +31 20 301 64 47
F +31 20 301 63 33
E eduard.scheenstra@cms-dsb.com
I cms.law

Our ref. 12501610/ES/15300351v2

Subject:	Dutch legal opinion – Fossil Europe B.V.	23 September 2025

Ladies and Gentlemen:

We have acted as special legal counsel (advocaten) to the Company with respect to certain matters of Dutch law in connection with Opinion Documents. Defined terms used in this opinion letter shall have the meaning as ascribed to them in Annex A (Reviewed documents and defined terms) or, if not defined herein, shall have the meaning as ascribed to them in the Opinion Documents (including by reference to any other document). This opinion letter is rendered to you pursuant to your request and we consent to the filing of this opinion as an exhibit to the registration statement on Form S-3 (the “S-3 Registration Statement”) and the registration statement on Form S-4 (the “S-4 Registration Statement” and, together with the S-3 Registration Statement, the “Registration Statements”) and to the use of our name wherever it appears in the Registration Statements, including in each prospectus constituting a part thereof, and in any such amendment or supplement thereto.

We have only reviewed the documents listed in Annex A (Reviewed documents and defined terms) (the “Documents”) and such other documents as we have deemed necessary or appropriate for the purposes of this opinion letter, and we have relied upon the statements as to the factual matters contained in or made pursuant to the Documents. This opinion letter is confined to Dutch law (including case law) in effect on the date of this opinion letter.

In order to issue this opinion letter, we have on the date hereof performed a telephone search with the Chamber of Commerce and online searches with the Central Insolvency Register (Centraal Insolventieregister) and the EU Insolvency Register (Centraal Insolventieregister EU Registraties) in relation to the Company (the “Searches”).

All services are rendered under an agreement of instruction with CMS Derks Star Busmann N.V., with registered office in Amsterdam, the Netherlands. This agreement is subject to the General Conditions of CMS Derks Star Busmann N.V., which have been filed with the registrar of the District Court Amsterdam, the Netherlands, under no. 84/2020 and which contain a limitation of liability. These terms have been published on the website cms.law and will be provided upon request. CMS Derks Star Busmann N.V. is a company with limited liability under the laws of the Netherlands and is registered in the Netherlands with the trade register under no. 30201194 and in Belgium with the RPR Brussels under no. 0877.478.727. The VAT number of CMS Derks Star Busmann N.V. for the Netherlands is NL8140.16.479.B01 and for Belgium BE 0877.478.727.

CMS Derks Star Busmann is a member of CMS, the organisation of European law firms. In certain circumstances, CMS is used as a brand or business name of, or to refer to, some or all of the member firms or their offices. Further information can be found at www.cms.law.

CMS offices and associated offices: Aberdeen, Abu Dhabi, Algiers, Amsterdam, Antwerp, Barcelona, Beijing, Beirut, Belgrade, Bergen, Berlin, Bogotá, Bratislava, Bristol, Brussels, Bucharest, Budapest, Casablanca, Cologne, Dubai, Duesseldorf, Edinburgh, Frankfurt, Funchal, Geneva, Glasgow, Hamburg, Hong Kong, Istanbul, Johannesburg, Kyiv, Leipzig, Lima, Lisbon, Ljubljana, London, Luanda, Luxembourg, Lyon, Madrid, Manchester, Mexico City, Milan, Mombasa, Monaco, Munich, Muscat, Nairobi, Oslo, Paris, Podgorica, Poznan, Prague, Reading, Rio de Janeiro, Rome, Santiago de Chile, Sarajevo, Shanghai, Sheffield, Singapore, Skopje, Sofia, Stavanger, Strasbourg, Stuttgart, Tirana, Vienna, Warsaw, Zagreb and Zurich.

1.	OPINIONS

Based on the documents and confirmations referred to above and subject to the assumptions and qualifications listed herein and excluding any matters not disclosed to us, we are of the opinion that:

1.1

Corporate status: The Company has been duly incorporated and validly exists as a legal entity in the form of a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law.

1.2	Corporate power: The Company has the corporate power and authority to enter into each Opinion Document and perform its obligations thereunder.

1.3

Corporate action: The Company has taken all necessary corporate action required by the Articles of Association and Dutch law to authorise the entry into and, execution of, and the performance by it of its obligations under each Opinion Document.

1.4	Valid signing: If signed by Maurice Leonardus Maria Hendrix or Sharon Lynn Dean, each Opinion Document will be validly signed on behalf of the Company in accordance with Dutch law.

1.5

Non-conflict: Neither the execution by the Company of any Opinion Document nor the performance by the Company of its obligations thereunder conflicts with (i) the Articles of Association or (ii) any provision of Dutch law applying to companies generally.

2.	LIMITATIONS

2.1

This opinion letter is limited to Dutch law and, insofar as they are directly applicable in the European part of the Netherlands, the laws of the European Union, as such laws stand and have been interpreted in published case law of the Dutch courts at the date hereof; accordingly we express no opinion on any other system of law, even in cases where in accordance with Dutch law, any foreign law should be applied; furthermore we do not express any opinion on public international law or on the rules of or promulgated under any treaty or by any treaty organisation, unless explicitly indicated to the contrary herein.

2.2

We express no opinion on any tax laws of any jurisdiction (including the Netherlands). We express no opinion on anti-trust, competition, data protection or insider trading laws of any jurisdiction (including the Netherlands).

2.3	We express no opinion on any commercial, accounting or non-legal matters or on the ability of the parties to the Opinion Documents to meet their (financial) obligations under the Opinion Documents.

2.4

We express no opinion that the future or continued performance of a party’s obligations or the consummation of the transactions contemplated by the Opinion Documents will not contravene Dutch law, its application or interpretation, if altered after the date hereof.

2.5

We express no opinion on the correctness of the representations or warranties given by any of the parties (express or implied) under or by virtue of the Documents, save if and insofar as the matters represented and warranted are the subject matter of a specific opinion contained herein.

2.6

In this opinion letter Dutch legal concepts are expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to the concepts described by the same English term as they exist under the laws of other jurisdictions. In the event of a conflict or inconsistency, the relevant expression shall be deemed to refer only to the Dutch legal concepts described by English terms.

2.7

This opinion letter may only be relied upon by the Addressee under the express condition that any issues of interpretation or liability arising hereunder will be governed by Dutch law and be brought before a Dutch court.

2.8

In issuing this opinion letter we do not assume any obligation to notify you or to inform you of any developments subsequent to the date hereof that might render the contents of this opinion letter untrue or inaccurate, in whole or in part, at such time.

3.	ASSUMPTIONS

The opinions in this opinion letter are subject to the following assumptions.

3.1

All Documents reviewed by us as originals are true, complete and authentic; all Documents reviewed by us as pdf copy or photocopy are in conformity with the originals and such originals are true, complete and authentic and have not been amended, revoked, terminated or declared null and void by a competent court.

3.2	Each signature on each Document is the original or electronic (as applicable) signature of the relevant stated person.

3.3

In relation to any electronic signature (elektronische handtekening) used to sign any Document (other than any qualified electronic signature (elektronische gekwalificeerde handtekening) within the meaning of Section 3:15a of the Dutch Civil Code), the signing method used for that electronic signature is sufficiently reliable, taking into account the purpose for which that electronic signature was used and all other circumstances, within the meaning of Section 3:15a of the Dutch Civil Code.

3.4	The Documents have been duly authorised and validly executed by each of the parties thereto other than the Company.

3.5	The information set forth in the Extract is complete and accurate, which assumption is supported by the outcome of the Searches.

3.6	The Articles of Association are the articles of association of the Company in force, which assumption is supported by the outcome of the Searches.

3.7	The Opinion Documents will be executed in the form as reviewed by us on the date of this opinion letter.

3.8	The Corporate Resolutions and the Works Council Advice are in full force and effect and the factual statements and confirmations contained therein are complete and accurate.

3.9

The Power of Attorney remains in full force and effect without modification and no rule of law (other than Dutch law) applies or may be applied to the existence and extent of the authority of any person who is authorised to sign the Opinion Documents on behalf of the Company pursuant to the Hague Convention of 14 March 1978 on the Law Applicable to Agency, as amended from time to time, which adversely affects the existence and extent of that authority as expressed in the Power of Attorney.

3.10

The Constitutional Documents are valid notarial deeds (authentieke aktes), the contents thereof are correct and complete, and there are no defects in the incorporation of the Company (not appearing on the face of the Deed of Incorporation) on the basis of which a court might dissolve (ontbinden) the Company or on the basis of which the Company would be non-existent (niet ontstaan).

3.11

Each party to the Documents (other than the Company) has been validly incorporated and is at the date hereof and at the date on which the Documents were executed, duly organised, validly existing and, to the extent relevant in such party’s jurisdiction, in good standing under the laws applicable to such party.

3.12

None of the insolvency proceedings listed in Annex A of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast), as amended by Regulation (EU) 2021/2260 of the European Parliament and of the Council of 15 December 2021 amending Regulation (EU) 2015/848 on insolvency proceedings to replace its Annexes A and B have been declared applicable to the Company by a court in one of the Member States of the European Union (other than Denmark), which assumption is supported by the outcome of the Searches.

3.13

The Company has not ceased to exist pursuant to a legal merger or de-merger (juridische fusie of splitsing) and the Company has not passed a resolution to merge (fuseren) or de-merge ((af)splitsen) and no petition has been presented nor order made by a court for the bankruptcy (faillissement) or suspension of payment (surseance van betaling) and no trustee (curator), administrator (bewindvoerder) or similar officer has been appointed in respect of the Company or any of its assets and no decision has been taken to dissolve (ontbinden) the Company by the competent chamber of commerce, which assumption is supported by the outcome of the Searches.

3.14

The Company has not been dissolved (ontbonden), no resolution has been passed to voluntarily dissolve (ontbinden) the Company and no decision has been taken by the competent court (rechtbank) to dissolve (ontbinden) the Company.

3.15

Any and all authorisations and consents of, or filings with or notifications to, any public authority or other relevant body or person in or of any jurisdiction which may be required (other than under Dutch law) in respect of the execution or performance of the Documents have been or will be duly obtained or made, as the case may be.

4.	QUALIFICATIONS

The opinions in this opinion letter are subject to the following qualifications.

4.1

If a legal act (rechtshandeling) performed by a Dutch legal entity exceeds the objects (het doel) of such entity, such legal act may be nullified by such entity or its receiver in bankruptcy pursuant to Section 2:7 of the Dutch Civil Code if the other party knew or should have known that such legal act exceeds the entity’s objects (het doel).

4.2

The opinions set out in this opinion letter are subject to (i) any limitations arising from bankruptcy (faillissement), (provisional) suspension of payments ((voorlopige) surseance van betaling), fraudulent conveyance, or similar laws affecting the rights of creditors generally (including set off) in any relevant jurisdiction including but not limited to Sections 3:45 et seq. of the Dutch Civil Code and Sections 42 through 51 of the Dutch Bankruptcy Code (Faillissementswet) relating to fraudulent conveyance and (ii) any reconstruction, arrangement, compromise or private restructuring plan in connection with the Act on Court Confirmation of Extrajudicial Restructuring Plans (Wet Homologatie Onderhands Akkoord).

4.3

An extract from the trade register of the Dutch chamber of commerce (Handelsregister) does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its trade register registration against third parties who were unaware of the incorrectness or incompleteness.

4.4

To the extent that a Document includes, or amounts to, a continuous power of attorney or any other power of attorney that remains to be valid or confers power of attorney after the date hereof or is deemed to include or amount to such power of attorney, we note that under Dutch law a power of attorney (volmacht) or a mandate (lastgeving) (which may include the appointment of an agent for service of process):

4.4.1	can only be made irrevocable to the extent that its object is the performance of legal acts (rechtshandelingen) in the interest of the representative appointed thereby or a third party; and

4.4.2

will terminate by force of law, and without notice, irrespective of the law governing the power of attorney, upon the bankruptcy of the grantor of the power of attorney whilst in the event of a suspension of payment (surseance van betaling), (provisionally) granted to the grantor of the power of attorney, the cooperation of the administrator (bewindvoerder) is required for the (continued) exercise of rights and/or authority under the power of attorney.

4.5

The terms “enforceable”, “enforceability”, “valid”, “legal”, “binding” and “effective” (or any combination thereof), mean that the obligations assumed by the relevant party under the relevant document are of a type that Dutch law generally recognises and enforces; they do not mean that these obligations will necessarily be enforced in all circumstances in accordance with their terms; in particular, enforcement before the Dutch courts will in any event be subject to:

4.5.1	the degree to which the relevant obligations are enforceable pursuant to the law by which they are governed (if other than Dutch law);

4.5.2

the nature of the remedies available in the Dutch courts (and nothing in this opinion letter must be taken as indicating that specific performance or injunctive relief would be available as remedies for enforcement);

4.5.3	the acceptance of such courts of jurisdiction and the power of such courts to stay proceedings if concurrent proceedings are being brought elsewhere;

4.5.4	prescriptions (verjaring) or limitation periods (vervalperioden) (within which suits, actions or proceedings must be brought); and

4.5.5

the availability of defences such as, without limitation, set-off (unless validly waived), fraud, duress, error, force majeure, unforeseen circumstances, misrepresentation, undue influence, abatement and counter-claim.

4.6

If a party to the Opinion Documents is controlled by or otherwise connected with a person, organisation or country that is currently the subject of sanctions by the United Nations, the European Union or the Netherlands, implemented, effective or sanctioned in the Netherlands under the Sanctions Act 1977 (Sanctiewet 1977), the Economic Offences Act (Wet op de economische delicten) or the Financial Supervision Act (Wet op het financieel toezicht), or is otherwise the target of any such sanctions, the obligations of the Company to that party may be unenforceable, void or otherwise affected.

5.	RELIANCE

5.1

This opinion letter is issued exclusively to and solely for the benefit of the Addressee and each holder of a New Note from time to time. This opinion letter is delivered only for the purpose of being included as an exhibit to the Registration Statements and may not be relied on by any other person.

Yours faithfully, /s/ CMS Derks Star Busmann N.V.

Eduard Scheenstra

ANNEX A

REVIEWED DOCUMENTS AND DEFINED TERMS

1.	CORPORATE DOCUMENTS

1.1	Extract

A pdf copy of an original official extract (uittreksel) dated the date of this opinion letter relating to the registration of Fossil Europe B.V. (the “Company”) with the trade register of the Dutch chamber of commerce under number 33247795 (the “Extract”).

1.2	Constitutional documents

1.2.1	Deed of incorporation

A pdf copy of the deed of incorporation (akte van oprichting) of the Company as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) dated 7 May 1993 (the “Deed of Incorporation”).

1.2.2	Articles of association

A pdf copy of a notarial deed of amendment of the articles of association (statuten) of the Company dated 11 September 2025 containing the text of the articles of association of the Company as per that date (the “Articles of Association”).

The documents referred to in paragraph 1.2 (Constitutional documents) are collectively referred to as the “Constitutional Documents”.

1.3	Corporate resolutions

1.3.1	Shareholders resolutions

A pdf copy of the written resolutions signed by the general meeting of the Company dated 19 September 2025.

1.3.2	Board resolutions

A pdf copy of the written resolutions signed by the board of managing directors of the Company dated 19 September 2025 (the “Board Resolutions”), containing a written power of attorney by the Company to each attorney mentioned therein (the “Power of Attorney”).

The documents referred to in paragraph 1.3 (Corporate resolutions) are collectively referred to as the “Corporate Resolutions”.

1.4	Works council advice

A pdf copy of the positive advice of the works council (Ondernemingsraad) of the Company dated 9 September 2025 (the “Works Council Advice”).

2.	TRANSACTION DOCUMENTS

2.1

A pdf copy of the form of senior secured notes indenture, expressed to be governed by the laws of the State of New York and governing the First-Out Senior Secured Notes (the “First-Out Notes”) to be issued by Fossil Group, Inc. and to be guaranteed by the Company and certain other subsidiaries of Fossil Group, Inc.

2.2

A pdf copy of the form of senior secured notes indenture, expressed to be governed by the laws of the State of New York and governing the Second-Out Senior Secured Notes (the “Second-Out Notes,” and, together with the First-Out Notes, the “New Notes”) to be issued by Fossil Group, Inc. and to be guaranteed by the Company and certain other subsidiaries of Fossil Group, Inc.

The documents referred to under paragraph 2.1 and 2.2 are collectively referred to as the “Opinion Documents” and each an “Opinion Document”.